SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  |X|
Filed by a Party other than the Registrant

Preliminary Proxy Statement  |_|
Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2)) |_|
Definitive Proxy Statement |X|
Definitive Additional Materials |_|
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 |_|


                         AMERICAN LAND LEASE, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         No fee required.  |X|

         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. |_|

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement No.:

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         (4)  Date Filed:




                   [AMERICAN LAND LEASE, INC. LETTERHEAD]



                                                             June 18, 2001

To Our Stockholders:

         You are cordially invited to the 2001 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation, to be held at 2000 S. Colorado Blvd., Tower #2, 10th Floor, Denver, Colorado on Wednesday, July 25, 2001, at 9:00 a.m., local time.

         The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

         Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the annual meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed postage-paid envelope as soon as possible for receipt prior to the annual meeting. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

         REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE. EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                   Sincerely,



                                   Terry Considine
                                   Chairman of the Board and
                                   Chief Executive Officer



                         AMERICAN LAND LEASE, INC.
                        29399 US 19 North, Suite 320
                         Clearwater, Florida 33761
                               (727) 726-8868

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

         The 2001 Annual Meeting of Stockholders of American Land Lease, Inc., a Delaware corporation (the "Company"), will be held at 2000 S. Colorado Blvd., Tower #2, 10th Floor, Denver, Colorado, on Wednesday, July 25, 2001, at 9:00 a.m., local time, to consider and act upon the following matters:

         1. the election of Terry Considine and Bruce D. Benson as Class II Directors of the Company, to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

         2. such other business as properly may come before the annual meeting and any adjournments or postponements thereof.

         Only stockholders of record at the close of business on June 6, 2001, the record date for the annual meeting, will be entitled to notice of and to vote at the annual meeting.

         The Board of Directors of the Company desires to have maximum representation at the annual meeting and requests that you mark, date, sign and timely return the enclosed proxy to the transfer agent, Wells Fargo Shareowner Services, at the address listed on the enclosed proxy in the postage-paid envelope provided whether or not you expect to attend the annual meeting in person.

                                BY ORDER OF THE BOARD OF DIRECTORS,


                                Robert G. Blatz
                                Secretary

June 18, 2000




                         AMERICAN LAND LEASE, INC.
                        29399 US 19 North, Suite 320
                         Clearwater, Florida 33761
                               (727) 726-8868


                              PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS
                               July 25, 2001


To Our Stockholders:

         This proxy statement is furnished to the holders of the common stock of American Land Lease, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 2001 Annual Meeting of Stockholders of the Company, to be held at 2000 S. Colorado Blvd., Tower #2, 10th Floor, Denver, Colorado, on Wednesday, July 25, 2000, at 9:00 a.m., local time, and at any adjournments or postponements thereof. The annual meeting is being held for the purposes set forth in the accompanying notice of annual meeting of stockholders. The proxy materials, including this proxy statement, the accompanying proxy card and the notice of annual meeting, are first being mailed to stockholders beginning on or about June 18, 2001. At the annual meeting, the holders of the Company's common stock will be asked to consider and vote upon the following proposal: the election of Terry Considine and Bruce D. Benson as Class II Directors of the Company, to serve until the 2004 annual meeting of stockholders and until their respective successors are elected and qualified.

                            GENERAL INFORMATION

         In this proxy statement, the words "the Company," "we," "our" and "us" refer to American Land Lease, Inc., a Delaware corporation and, as the context requires, its subsidiary entities.

Solicitation

         The enclosed proxy is being solicited by the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by our directors and officers. No additional compensation will be paid to our directors and officers for the solicitation of proxies. We will employ MacKenzie Partners, Inc. to assist us in the solicitation of proxies. We expect to incur a fee of approximately $6,000, plus reimbursement of out-of-pocket expenses for this service. All costs of the solicitation will be paid solely by the Company. We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

Voting Rights and Votes Required

         Holders of record of shares of the Company's common stock at the close of business on June 6, 2001, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, 8,334,913 shares of the Company's common stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of the Company's common stock entitled to vote at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         Each share of the Company's common stock outstanding on the record date is entitled to one vote on each matter presented at the annual meeting. The affirmative vote of a plurality of all of the votes cast at the annual meeting for the election of directors (assuming a quorum is present) is necessary for the election of a director. For purposes of the election of directors, abstentions or "broker non-votes" will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Voting of Proxies

         Shares of the Company's common stock represented by all properly executed proxies received prior to the vote at the annual meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of the Company's common stock represented by such proxy will be voted "FOR" the election of Messrs. Considine and Benson Class II Directors of the Company. We currently know of no other business to be brought before the annual meeting other than as described herein. If any other matters are presented properly to the stockholders for action at the annual meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of the Company's common stock represented by such proxy are entitled to vote.

Revocability of Proxy

         You can change your vote at any time before the vote is taken at the annual meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the secretary of the Company. The secretary of the Company must receive the notice or new proxy card before the vote is taken at the annual meeting. Third, you can attend the annual meeting and vote in person. Simply attending the stockholder meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Annual Report

         Our 2000 Annual Report to Stockholders (the "Annual Report"), including a copy of our 2000 Annual Report on Form 10-K, was mailed to stockholders on or about June 18, 2001. The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2000. Neither the Company's 2000 Form 10-K nor the Annual Report is incorporated into this proxy statement or is to be considered part of the proxy materials.

         Upon written request addressed to the secretary of the Company, copies of the Annual Report will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this proxy statement. Requests and inquiries should be addressed to Robert Blatz, 29399 US 19 North, Suite 320, Clearwater, Florida 33761.

                     PROPOSAL 1: ELECTION OF DIRECTORS

         Our current Certificate of Incorporation and Bylaws provide for three classes of directors with staggered terms of office. Nominees for each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death, disqualification or removal from office. Vacancies on the Board of Directors may be filled by a majority of the Board of Directors; provided, however, that if a majority of the Board of Directors shall be Independent Directors, the Independent Directors must nominate the replacements for vacancies among the Independent Directors. Each director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of the stockholders, at which time the stockholders shall elect a director to serve the remaining term of the class into which such director is elected.

         The Board of Directors currently consists of five members, including one Class I Director, whose term expires at the annual meeting of stockholders in 2003, two Class II Directors whose terms expire at the annual meeting of stockholders in 2001 and two Class III Directors whose terms expire at the annual meeting of stockholders in 2002.

         The Company's Bylaws require the number of "Independent Directors" to be not less than four if the number of directors is eight or greater; not less than three if the number of directors is six or seven; and not less than two if the number of directors is less than six. An Independent Director is defined in the Company's Bylaws as a person "who is not affiliated, directly or indirectly, with the person or entity responsible for directing or performing the day-to-day business affairs of the corporation (the advisor), including a person or entity to which the advisor subcontracts substantially all of such functions, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or by serving as an officer or director of, the advisor or an affiliated business entity of the advisor." Our Independent Directors are Bruce D. Benson, Thomas L. Rhodes and Todd Sheets.

         At the annual meeting, two Class II Directors will be elected to a term expiring at the 2004 annual meeting of stockholders. Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board of Directors' nominees, Terry Considine and Bruce D. Benson, as a Class II Directors of the Company. Neither management nor the Board of Directors of the Company knows of any reason why Messrs. Considine or Benson would be unavailable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if either Mr. Considine or Mr. Benson becomes unavailable for election.

              DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         Certain information with respect to our nominees for election as director, our continuing directors and our executive officers, as of June 6, 2001, appears below and was furnished in part by each such person.

         Each of our executive officers serves for a term of one year and until his or her successor is elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of our directors and executive officers.


                   Age     First Elected     Position(s) Held with the Company
                   ---     -------------     ---------------------------------
Terry Considine    54     September 1996     Chairman of the Board of Directors
                                             (Class II) and Chief Executive
                                             Officer

Thomas L. Rhodes   61     September 1996     Vice Chairman of the Board of Directors and
                                             Independent Director (Class III)
Bruce E. Moore     58     February 1998      Director (Class III), President
Bruce D. Benson    62     October 1996       Independent Director (Class II)
Robert G. Blatz    40     February 1999      Chief Operating Officer and Secretary
Joseph W. Gaynor   55     January 2000       Vice President - Development and General
                                             Counsel
Todd Sheets        42     November 2000      Independent Director (Class I)
Shannon Smith      36     October 2000       Chief Financial Officer and Treasurer

         Terry Considine has been Chairman of the Board of Directors and Chief Executive Officer of the Company since April 1998. From September 1996 to April 1998, Mr. Considine served as Co-Chairman of the Board of Directors and Co-Chief Executive Officer of the Company. Mr. Considine also served as Chairman of the Board of Directors and Chief Executive Officer of Commercial Assets, Inc. until its merger with the Company on August 11, 2000. He is the sole owner of Considine Investment Co. and has since July 1994 been the Chairman of the Board of Directors and Chief Executive Officer of Apartment Investment and Management Company ("AIMCO"), a public real estate investment trust.

         Thomas L. Rhodes has been Vice Chairman of the Board of Directors of the Company since April 1998 and serves as a member of the Audit Committee and the Compensation Committee. From September 1996 to April 1998, Mr. Rhodes served as Co-Chairman of the Board of Directors and Co-Chief Executive Officer of the Company. Mr. Rhodes also served as Vice Chairman of the Board of Directors of Commercial Assets until its merger with the Company on August 11, 2000. Mr. Rhodes has served as President of National Review magazine since 1992, where he has also served as Director since 1988. Mr. Rhodes serves as a Director of AIMCO and serves as a Director of Delphi Financial Group, Inc. and its subsidiaries. He also serves as a Director of Delphi International, Ltd. and Oracle Reinsurance Company.

         Bruce E. Moore was appointed President and Chief Operating Officer of the Company in February 1998. Mr. Moore resigned from his positions as Chief Operating Officer, Secretary and Treasurer of the Company in November 2000; the latter two positions he had held since October 2000. He also served as President and Chief Operating Officer of Commercial Assets until its merger with the Company on August 11, 2000. Mr. Moore is the founder and was the Chief Executive Officer of Brandywine Financial Services Corporation and its affiliates, or "Brandywine," a private real estate firm specializing in various aspects of the real estate industry, including asset management, consulting, development, property management, brokerage and capital formation. He is a Certified Public Accountant. Mr. Moore is a member of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

         Bruce D. Benson has served as a Director of the Company since October 1996 and serves as Chairman of the Compensation Committee and as a member of the Audit Committee. For the past 36 years, he has been the owner and President of Benson Mineral Group, a domestic oil and gas production company, and, for the past four years, has served as Chairman, Chief Executive Officer and President of United States Exploration, Inc., an oil and gas exploration company listed on the American Stock Exchange.

         Robert G. Blatz was appointed our Chief Operating Officer and Secretary in November 2000. He functioned as the Company's Executive Vice President from February 1999 to November 2000 (having been appointed to that position in September 1999). From June 1998 until joining the Company, he served as a Senior Associate for Coopers & Lybrand (predecessor to PricewaterhouseCoopers) as a consultant for management and financial systems. From May 1993 to June 1998, he was with the Heritage Foundation, a public policy organization, most recently as its Vice President and Chief Financial Officer.

         Joseph W. Gaynor joined the Company as Vice President of Development and General Counsel in January 2000. From January 1986 through December 1999, Mr. Gaynor served as General Counsel to Brandywine Corporation and its affiliates, a private real estate firm specializing in various aspects of the real estate industry, including development and property management of retail centers and manufactured home communities. In May 1997, Mr. Gaynor became President of Community Acquisition and Development Corporation, the managing member of several limited liability companies which owned, leased and operated manufactured home communities in which the Company and Commercial Assets had interests. Mr. Gaynor received his B.S. with honors from Rutgers University, earned his J.D. from Stetson University College of Law and was admitted to the Florida Bar in 1971.

         Todd Sheets has served as a Director since November 2000 and is the Chairman of the Audit Committee and a member of the Compensation Committee. Since May 2000, Mr. Sheets has served as the Managing Director of Pinehill Capital Partners, Inc. From 1985 through 2000, Mr. Sheets was an investment banker at Raymond James & Associates, Inc., where he was Managing Director of the Real Estate Department. Mr. Sheets initiated and led Raymond James' practice in the area of publicly traded real estate companies including the completion of over $8 billion in public equity offerings, private equity financings, and mergers and acquisitions activities. In the late 1980's, he was President and Director of Raymond James' "Recovering Markets Program," which ultimately acquired over $80 million of apartment properties in the Southeastern United States from distressed sellers. He also served on Raymond James' Investment Policy Committee, which provides asset allocation advise to investment clients.

         Shannon Smith was appointed Chief Financial Officer in February 2001. Mr. Smith joined the Company in October 2000 as Chief Accounting Officer and Treasurer. From March 1997 to October 2000, Mr. Smith served as Vice President and Chief Financial Officer of Jemison-Dempsey Holding Company, and other entities controlled by Jemison Investment Company, based in Alabama. Jemison-Dempsey Holding Company manages interests in the flat-rolled steel service center business and metal building component manufacturing business. From March 1991 to September 1996, Mr. Smith served as the Chief Financial Officer and Director for Schuler Industries, Inc.

         There are no arrangements or understandings pursuant to which any of our directors or executive officers were selected as directors or executive officers. Except as described above, none of our directors or executive officers have been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such persons.

Meetings of the Board of Directors and its Committees

         The Board of Directors held four regular meetings in 2000. During 2000, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and all committees thereof on which he served.

         The Audit Committee of the Board of Directors held three meetings in 2000. Messrs. Sheets (Chairman), Benson and Rhodes are the current members of this committee. The Audit Committee has adopted a written charter which has previously been filed. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Each member of the Audit Committee is independent, as that term is defined in the listing standards of the New York Stock Exchange relating to audit committees.

         The Compensation Committee of the Board of Directors held one meeting in 2000. Messrs. Benson (Chairman), Rhodes and Sheets are the current members of this committee. The Compensation Committee determines compensation for the Chief Executive Officer of the Company, and reviews and approves the compensation of other executive officers.

         During 2000, we did not have a nominating committee or any other committee performing a similar function. Procedures for nominating persons to the Board of Directors are contained in our Bylaws.

Compliance With Section 16(a) of the Exchange Act

         Our executive officers and directors, and persons who own more than ten percent of our common stock, are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports also must be furnished to us. Based solely upon a review of the copies of reports furnished to us, we believe that for the year ended December 31, 2000, all filing requirements were timely met by our executive officers, directors and beneficial owners of more than ten percent of our stock.

Executive Compensation

         In 2000, neither Mr. Considine nor Mr. Moore received any cash compensation in their capacities as Chief Executive Officer and President, respectively. Mr. Blatz received total salary and bonus in 2000 of $178,000 as Chief Operating Officer. Mr. Gaynor received total salary and bonus in 2000 of $150,000 as Vice President and General Counsel. Mr. Gaynor also received $84,000 in connection with mortgage refinancing services. Mr. Becker served as Chief Financial Officer until his resignation effective October 1, 2000. His salary earned prior to his termination was $112,500. Shannon Smith joined the Company in October 2000 and was appointed Chief Financial Officer in February 2001.

         In his capacity as an executive officer, Mr. Gaynor received options to acquire shares of our common stock. Neither Messrs. Considine, Moore, Becker nor Blatz, each of whom is a stockholder of the Company, was at any time on or prior to December 31, 2000 granted options to acquire shares of our common stock other than in their capacities as executive officers.

         The following tables sets forth, in summary form, the compensation paid by the Company to each individual who served as its Chief Executive Officer, President, and three executive officers of the Company during 2000 whose salary exceeded $100,000 (the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                                     Annual       Compensation
                                                  Compensation        Awards
                                                                   Securities
                                                                   Underlying
Name and Principal Positions              Year     Salary ($)      Options (#)
----------------------------              ----     ----------      -----------

Terry Considine                           2000         -               -
Chief Executive Officer                   1999         -               -
                                          1998         -             300,000

Bruce E. Moore                            2000         -               -
President                                 1999         -              25,000
                                          1998         -             250,000

Robert G. Blatz                           2000      178,000            -
Chief Operating Officer                   1999      101,000           80,000
                                          1998         -               -

Joseph W. Gaynor(1)                       2000      150,000           80,000
Vice President and General Counsel        1999         -               -
                                          1998         -               -

David M. Becker(2)                        2000      112,500            -
Chief Financial Officer                   1999      150,000           10,000
                                          1998      150,000           40,000

     (1) Mr. Gaynor jointed the Company in January 2000.
     (2) Mr. Becker left the Company effective October 1, 2000.



         The following tables set forth certain information regarding stock options granted to the Named Executive Officers during 2000:


                                     OPTION GRANTS IN LAST FISCAL YEAR


                                                                                             Potential Realizable
                      ---------------------------------------------------------------          Value at Assumed
                        Number of         % of Total                                        Annual Rates of Stock
                       Securities           Options                                         Price Appreciation for
                       Underlying           Granted          Exercise                            Option Term
                         Options         to Employees          Price       Expiration       -----------------------
      Name             Granted (#)      in Fiscal Year      ($/sh)(2)         Date           5% ($)       10% ($)
      ----             -----------      --------------      ---------         ----           ------       -------
Terry Considine             -                 - %               -               -               -            -
Bruce E. Moore              -                 - %               -               -               -            -
Robert G. Blatz             -                 - %               -               -               -            -
Joseph W. Gaynor        80,000(1)           100.0%           11.0000        04/18/10         553,600     1,402,400
David Becker                -                 - %               -               -               -            -


     (1) During 2000, Mr. Gaynor received options constituting nonqualified stock options to purchase 80,000 shares of common stock under the 1998 Stock Incentive Plan. One-half of these options were vested on the date of grant and the remainder vest in equal installments on each of the first three anniversaries after the respective date of grant.

     (2) The exercise price is equal to the fair market value of the common stock on the date of grant.






                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR END OPTION VALUES


                                                                                                  Value of
                                                                      Number of                  Unexercised
                                                                Securities Underlying           In-the-Money
                                                                 Unexercised Options          Options at Fiscal
                                Shares            Value         at Fiscal Year-end (#)          Year-end ($)
                               Acquired          Realized            Exercisable/               Exercisable/
Name                       On Exercise (#)        ($)(1)            Unexercisable             Unexerciseable(2)
----                       ---------------        ------            -------------             -----------------
Terry Considine                   -                 -             226,093(3)/99,990                  $0
Bruce E. Moore                    -                 -              166,667/108,333                    0
Robert G. Blatz                   -                 -               13,333/26,667                     0
Joseph W. Gaynor                40,000              -                  0/40,000                       0
David Becker                      -                 -              20,000(4)/30,000                   0


     (1) Represents the product of (A) the difference between (i) the closing price of the common stock on the NYSE on the exercise date and (ii) the option exercise price and (B) the number of securities underlying such options.

     (2) The value of unexercised in-the-money options is calculated by multiplying (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the common stock at December 31, 2000 and (ii) the option exercise price. All exercise prices were in excess of the closing price at December 31, 2000; therefore, there is no value.

     (3) Includes 5,754 Commercial Assets, Inc. options converted into options to acquire shares of the Company's common stock on August 11, 2000 as a result of the merger.

     (4) The 20,000 options exercisable were not exercised and therefore expired.


Director Compensation

         Under the existing 1998 Stock Incentive Plan, on the date of the 2000 annual meeting of stockholders, all of our non-employee directors received an automatic grant of options to acquire 2,800 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on such date. Such options were immediately exercisable and have a term of ten years.

         Under the 1998 Stock Incentive Plan, all of our non-employee directors will automatically receive annual grants of market-price options to acquire 2,800 shares of the Company's common stock on the date of each annual meeting of stockholders. These options will be immediately exercisable upon grant and have a term of ten years.

Compensation Committee Interlocks and Insider Participation

         During 2000, Messrs. Benson, Sheets, and Rhodes served on the Compensation Committee. Mr. Considine served as Chairman of the Board and Chief Executive Officer of the Company and Commercial Assets, Mr. Rhodes served as Vice Chairman of the Board of the Company and Commercial Assets and Mr. Benson served on Commercial Assets' Compensation Committee. Mr. Considine is Chairman of the Board of Directors and Chief Executive Officer of AIMCO and Mr. Rhodes serves on the Compensation Committee of AIMCO.

Compensation Committee Report to Stockholders

         The three directors who are not members of management constitute the Compensation Committee. The Compensation Committee:

o        determines the compensation of the Chief Executive Officer;
o reviews and approves the compensation of other corporate officers holding executive positions;
o        reviews the general compensation and benefit practices of the Company;
         and
o        administers our compensation and stock incentive plans.

         The Compensation Committee considers various factors including:

o        recruitment, motivation and retention of our management team;
o alignment of management financial rewards with stockholder objectives for total return (dividend income plus share price appreciation); and
o reasonability in consideration of all the facts, including total return, the size and complexity of the Company and the practices of other real estate investment trusts.

         Compensation of senior management is comprised of Base Compensation, Discretionary Compensation and Incentive Compensation. The policy of the Compensation Committee is to set Base Compensation at or below the median paid by comparable companies to executive officers with comparable responsibilities, to utilize Discretionary Compensation, generally cash and not more than Base Compensation, to reward specific achievements, and to make the chief financial reward Incentive Compensation which is tied directly to the creation of stockholder value.

         BASE COMPENSATION. The Compensation Committee determined 2000 Base Compensation for the Chief Executive Officer, reviewed and approved 2000 Base Compensation for other senior management based upon the recommendation of the Chief Executive Officer and considered such 2000 Base Compensation reasonable. Base Compensation for the Chief Executive Officer for 1998-2000 consists of options to purchase 300,000 shares of the Company's common stock at $19.375 per share.

         DISCRETIONARY COMPENSATION. For 2000, the Compensation Committee considered, among other things:

o the achievement of the 2000 objective for per share FFO, less $50 reserve per home site;
o        our growth in size and complexity during 2000;
o the number and size of 2000 acquisitions by Commercial Assets and their financings;
o        the achievement of a proposed merger agreement with Commercial Assets;
         and
o        our total return for 2000 as compared to the Morgan Stanley REIT Index.

         Discretionary Compensation was awarded to Robert G. Blatz during 2000 equal to $48,000.

         INCENTIVE COMPENSATION. The Compensation Committee bases Incentive Compensation primarily by reference to "Excess Value Added," calculated as the amount, if any, by which our total return exceeds total returns achieved by other real estate investment trusts (as measured by the Morgan Stanley REIT Index) multiplied by the weighted average market value of our stock and OP Units outstanding during the measurement period.

         In 2000, our total return was a negative 3% which was less than the 27% Total Return of the Morgan Stanley REIT Index. Accordingly, the Compensation Committee awarded no Incentive Compensation in 2000 to the Chief Executive Officer and approved no awards to other senior management except with respect to Mr. Gaynor.

         CHIEF EXECUTIVE OFFICER. In determining the compensation for the Chief Executive Officer, the Compensation Committee considered, among other things, our 2000 financial performance:

o        Total Return for 2000 of a negative 3%;
o        completion of the merger with Commercial Assets; and
o increase in leasing of previously unleased homesites from 44 in 1998, 147 in 1999, to 184 in 2000.

         EQUITY TRANSACTIONS IN SUPPORT OF COMPENSATION OBJECTIVES

The Compensation Committee has determined that we are well served by the alignment of interest that occurs when senior management has the same financial interests as do other stockholders. To promote this end, the Compensation Committee and the Board of Directors have:

o structured Board annual compensation to be paid in stock options and annual director's fees paid in stock with meeting fees paid in cash; and
o structured Base Compensation of Chief Executive Officer and President for 1998- 2000 entirely in options to acquire stock at
         19.375 a share.

Date:  March 19, 2001                           BRUCE D. BENSON (CHAIRMAN)
                                                TODD W. SHEETS
                                                THOMAS L. RHODES

         The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.


Audit Committee Report

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2000 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. A written charter approved by the Board of Directors governs the Audit Committee.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and audit plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held three meetings during fiscal year 2000.

         None of the Audit Committee members have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Audit Committee:

         Todd W. Sheets (Chairman)
         Bruce D. Benson
         Thomas L. Rhodes

         The above report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.


                             PERFORMANCE GRAPH

         The following graph compares the change in the cumulative total return of the Company's common stock for the period from March 31, 1997, which was the quarter-end immediately prior to the date we made our first investment in manufactured home communities, through December 31, 2000, with (1) the cumulative total return of the Standard & Poor's 500 Stock Index and (2) a peer group consisting of Chateau Communities, Inc., Sun Communities, Inc. and Manufactured Home Communities, Inc., each a company in the manufactured home community business.

         The following graph was prepared based on the following assumptions: (1) an initial investment of $100 was invested at the close of business on March 1, 1997 in (a) common stock of the Company; (b) stock of the companies in the Standard & Poor's 500 Stock Index; and (c) stock of the companies in our peer group index; and (2) All dividends received were reinvested. The stock price performance shown on the following graph is not necessarily indicative of future price performance.


[GRAPHIC OMITTED]

Name                      03/31/97        12/31/97        12/31/98        12/31/99       12/31/00
----                      --------        --------        --------        --------       --------
Company                       $100            $120           $  76           $  67          $  60
S&P 500                       $100            $128            $165            $200           $180
Peer Group                    $100            $125            $125            $117           $136

         This Performance Graph shall not be incorporated into any future filings with the Securities and Exchange Commission.


                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

         The table below sets forth, as of June 6, 2001, the number of shares of our common stock beneficially owned by (1) each person known by us to be a beneficial owner of more than 5% of our common stock; (2) all directors, individually, and each executive officer that holds our common stock, individually; and (3) all of our directors and executive officers as a group, which information was furnished in part by each such person.


                                                                 Amount and    Shares and
                                                                 Nature of     OP Units
                                                                 Beneficial    Percent
Name of Beneficial Owner(1)                                      Ownership     of Class(2)
---------------------------                                      ---------     -----------
Terry Considine (3)                                                982,913        10.9%
Thomas L. Rhodes (4)                                               365,406        4.2%
Bruce E. Moore (5)                                                 328,146        3.8%
Bruce D. Benson (6)                                                210,785        2.5%
Robert G. Blatz (7)                                                 73,333          -
Joseph W. Gaynor (8)                                                61,747          -
Shannon E. Smith                                                    50,000          -
Todd W. Sheets (9)                                                  27,800          -
The Wilder Corporation of Delaware (10)                            601,891        7.2%
All directors and executive officers as a group (8 persons)      2,100,130        21.5%

     * Denotes ownership of less than 1% of the outstanding shares of the Company's common stock.

    (1) Includes, where applicable, shares owned by such person's minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed and such person's address is 29399 US 19 North, Suite 320, Clearwater, Florida. Excludes units of limited partnership of Asset Investors Operating
         Partnership ("OP Units") that are not redeemable within 60 days.
    (2) All shares which a person had the right to acquire within 60 days after June 6, 2001 were deemed to be outstanding for the purpose of computing the "Percent of Class" owned by such person but were not deemed to be outstanding for the purpose of computing the "Percent of Class" owned by any other person. At June 6, 2001, 8,334,913 shares were outstanding.
    (3)  Includes 222,189 shares held by Titahotwo Limited Partnership,
         RLLLP ("Titahotwo"), a Registered Limited Liability Limited Partnership in which Mr. Considine serves as General Partner,
         240,659 OP Units held by Mr. Considine, and 25,471 OP Units held by Titahotwo. Also includes 401,500 options held by Titaho Limited Partnership RLLLP ("Titaho"), a Registered Limited Liability Partnership in which Mr. Considine's brother is the trustee for the sole general partner. Mr. Considine disclaims any current beneficial ownership in Titaho.
    (4) Includes 129,300 options exercisable and 168,036 OP Units redeemable within 60 days.
    (5) Includes 8,721 shares held by Brandywine Real Estate Management Services Corporation, an entity in which Mr. Moore owns a 50% interest, and 265,000 options exercisable and 25,355 OP Units redeemable within 60 days.
    (6) Includes 59,255 options exercisable and 75,160 OP Units redeemable within 60 days.
    (7)  Includes 13,333 options exercisable within 60 days.
    (8)  Includes 2,600 shares held by the Joseph William Gaynor Family
         Trust dated 10-28-83 of which Mr. Gaynor is the sole trustee and 13,333 options exercisable within 60 days.
    (9)  Includes 27,800 options exercisable within 60 days.
   (10)  Includes 56,960 OP Units redeemable within 60 days and 544,931 shares.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Transactions involving Messrs. Moore and Gaynor. During 1999, two property management companies (collectively, "AIC Property Management") received property management and accounting fees of $672,000 from communities in which we own an interest and $172,000 from communities in which Commercial Assets owned an interest. We owned 50% of AIC Property Management and Community Management Investors Corporation ("CMIC") owned 50% of AIC Property Management. Mr. Moore owned 35% and Mr. Gaynor owned 20% of CMIC. In order for AIC Property Management to provide the above services, AIC Property Management utilized staff and resources of Brandywine Financial Services Corporation and its affiliates ("Brandywine"). Mr. Moore is the founder and was the Chief Executive Officer of Brandywine prior to his appointment as our President and Chief Operating Officer. Effective January 1, 2000, we purchased, through a subsidiary, CMIC's 50% interest in AIC Property Management for a $2,120,000 promissory note that was scheduled to mature in January 2001. We prepaid the note in full in September 2000 and paid $126,000 in interest on the note in 2000.

         Prior to the merger with Commercial Assets, the Company, through certain partially owned subsidiaries (the "Management Subsidiaries"), held its interest in AIC Property Management and provided management and related services to Commercial Assets and others. The Company owned non-voting stock of the Management Subsidiaries, and in order to allow us to maintain our REIT status for federal income tax purposes, Messrs. Considine and Rhodes directly and indirectly held the voting stock. In September 2000, the Company acquired the interests of Messrs. Considine and Rhodes in the Management Subsidiaries for consideration in the amount of approximately $24,500 each. The consideration was paid in the form of cancellation of notes payable, including accrued interest.

         Brandywine Commercial Services Corporation ("Services Corp."), an affiliate of Brandywine, provided maintenance services to both our communities and Commercial Assets' communities. Mr. Moore owned 50% of Services Corp. during 1999. Services Corp. received fees of $1,725,000 from our communities and $658,000 from Commercial Assets' communities for maintenance services provided during 1999. Effective January 1, 2000, we purchased 100% of Services Corp.'s assets and operations for $30,000 and the assumption of leases on equipment used by Services Corp.

         Brandywine Home Sales Corporation ("Homes Corp."), an affiliate of Brandywine, provided real estate brokerage services for both new home sales and existing home resales in our communities. During 1999, Sales Corp. received commissions from us, Commercial Assets or the homeowner depending on the circumstances. Mr. Moore owned 50% of Homes Corp. during 1999. Homes Corp. received sales commissions during 1999 as follows:

         From our communities                                 $ 45,000
         From Commercial Assets communities                     46,000
         From homeowners                                       293,000

         Effective January 1, 2000, we acquired, through a subsidiary substantially all of Homes Corp.'s activities and its inventory of homes located at our communities for (1) $100,000 cash, (2) the assumption of $493,000 in the third-party debt, and (3) the cancellation of $64,000 in loans from us. In order to allow us to maintain our REIT status for federal income tax purposes, Messrs. Considine and Rhodes owned the voting common stock of the subsidiary.

         During 2000, Brandywine Financial Services Corporation, an affiliate of Brandywine, provided back office support to both our communities and our corporate office located in Florida. Mr. Moore owned 50% of Brandywine Financial Services during 2000. Brandywine Financial Services received fees of $544,000 from us for services provided in 2000.

         Effective January 1, 2000, we purchased four communities and undeveloped homesites at three other communities from entities in which Mr. Gaynor, Vice President of Development and General Counsel, owns 31% (the "CADC Properties"). During 1999, we held participating mortgages secured by the CADC properties. The purchase price for the CADC Properties was $36,816,000 and was paid as follows:

o Issuance of 44,572 OP Units at an assigned value of $496,000, o
Cancellation of $24,851,000 in loans from us involving the CADC Properties,
o Assumption of $10,704,000 in third-party debt, and o $765,000 cash.

         We have owned and leased a recreational vehicle park and golf courses which we would not otherwise be permitted to operate under the tax rules governing REITs to AIC RV Management Corp. ("AIC RV Management") and CR Golf Course Management, LLC ("CR Golf"), entities that are owned equally by Messrs. Considine (indirectly) and Rhodes. During 2000 and 1999, AIC RV Management paid us aggregate lease payments of $354,000 and $366,000, respectively. During 2000, we earned $264,000 on the leases with CR Golf.

         On December 14, 2000, we sold our interest in the recreational vehicle park to a third party for total consideration of $3,960,000 and recorded a gain on sale of $286,000. We retained an indirect preferred minority position in the acquiring entity totaling $400,000. Our retained interest receives a 10% preferred return, payable monthly. We have a continuing right to put our preferred position to the buyer beginning December 14, 2005.

         In conjunction with the sale of the recreational vehicle park, we terminated our ground lease with AIC RV Management that originally was scheduled to expire in 2022 and paid a lease termination fee of $186,000 to AIC RV Management.

         On April 18, 2000, the Company loaned $440,000 to Mr. Gaynor, our Vice President-Development and General Counsel, which he used to exercise certain stock options granted to him by the Company in 1999. The loan bears interest at 7.5% and matures April 18, 2010.

Formation of Taxable REIT Subsidiary

         During 2000, certain subsidiaries of the Company and other entities engaged in activities and received fees that would not otherwise be permitted under the tax rules governing REITs during the year. In order to allow us to maintain our REIT status for federal income tax purposes, including activities related to home sales, golf course, and certain utilities operations, Messrs. Considine and Rhodes, directly or indirectly, equally owned the outstanding voting securities issued by these entities. We own all of the outstanding non-voting common stock of certain of these entities.

         H.R. 1180, the Work Incentives Improvement Act of 1999 (the "Act") was enacted on December 17, 1999 and contained several provisions known as the REIT Modernization Act. Among other provisions, the Act allowed a REIT to own up to 100% of the stock of a Taxable REIT Subsidiary ("TRS") that can provide services to REIT tenants and others without disqualifying the rents that a REIT receives from its tenants. The Act was effective beginning in 2001.

         After the enactment of the Act, the Company is permitted to own voting control of Taxable REIT Subsidiaries which provide certain services that cannot be provided directly by the Company. As a result and as of January 1, 2001, the Company has agreed to buy, and Messrs. Considine and Rhodes have agreed to sell, their entire interest, which included voting control in these entities and "preferred stock subsidiaries," for consideration including cancellation or assumption of debt totaling $68,000 and amounts due under lease agreements.

         See also "Compensation Committee Interlocks and Insider Participation."

              COMPANY'S RELATIONSHIP WITH INDEPENDENT AUDITORS

         Our Board of Directors, upon recommendation of the Audit Committee, appointed the firm of Ernst & Young LLP to audit the financial statements of the Company through December 31, 2001. A representative of Ernst & Young LLP is expected to be present at the annual meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided. Stockholders are not being requested to ratify this appointment.

Audit Fees

         The aggregate fees billed by Ernst & Young LLP to the Company for professional services rendered for the audit of the annual financial statements of the Company for the fiscal year ended December 31, 2000 and for the review of the financial statements included in the Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2000 were $72,000.

Financial Information Systems Design and Implementation Fees

         Ernst & Young LLP did not render any financial information systems design and implementation services to the Company for the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed for all other services rendered by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2000 were $434,350, which includes audit- related services of $185,500 and non-audit services of $248,850. Audit related services generally include fees for accounting consultations and registration statements filed with the Securities and Exchange Commission. Non-audit services consist primarily of tax compliance and consulting services and assistance with mergers and acquisitions. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence.

                               OTHER MATTERS

         We know of no matters to be brought before the annual meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the annual meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.


                    STOCKHOLDER PROPOSALS TO BE INCLUDED
                        IN THE 2002 PROXY STATEMENT

         Stockholder proposals to be considered for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders must be received by us on or before December 15, 2001.



                                   BY ORDER OF THE BOARD OF DIRECTORS,




                                   Terry Considine
                                   Chairman of the Board and
                                   Chief Executive Officer

June 18, 2001








                           AMERICAN LAND LEASE, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, JULY 25, 2001
                              9:00 A.M. LOCAL TIME

                             2000 S. COLORADO BLVD.
                             TOWER #2, 10TH FLOOR
                               DENVER, COLORADO



AMERICAN LAND LEASE, INC.
29399 US 19 NORTH, SUITE 320
CLEARWATER, FLORIDA 33761                                               PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JULY 25, 2001.


By signing the proxy, you revoke all prior proxies and appoint Terry Considine, Thomas L. Rhodes, and Bruce E. Moore, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.



             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of Class II Directors to serve until the 2004 Annual Meeting:
01 Bruce D. Benson
02 Terry Considine
[ ] Vote FOR all nominees
(except as marked)
[ ]  Vote WITHHELD
from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)



2. Such other business as properly may come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.
Address Change? Mark Box   [ ]
Indicate changes below:

Date ------------------------------------------------

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.